Exhibit 99.3

Unaudited pro forma consolidated financial data

The following unaudited pro forma consolidated financial statements have been prepared to give effect to our acquisition of Shelter using the purchase method of accounting and to give effect to this offering. The assumptions and adjustments included in these statements are described in the accompanying notes to the unaudited pro forma consolidated financial statements.

The unaudited pro forma consolidated balance sheet assumes that each of the events listed below occurred on September 24, 2005. The unaudited pro forma consolidated statements of operations for the year ended September 24, 2005 assume that each of the following events occurred on September 26, 2004:

•             the acquisition of Shelter;

•             the refinancing of our credit facilities; and

•             this offering.

The unaudited pro forma consolidated statement of operations for the year ended September 24, 2005 reflects our historical consolidated statement of operations for the fiscal year ended September 24, 2005 and Shelter’s historical consolidated statements of operations for the nine months ended September 30, 2005 and the fourth quarter of Shelter’s fiscal year ended December 31, 2004, which period we believe has been adjusted for all material effects of unusual charges or adjustments.

No pro forma adjustments have been made to either unaudited consolidated statements of operations for our December 2004 acquisition of JGA Corp. and April 2005 acquisition of Insulation Systems, Inc. of Virginia and Shelter’s December 2004 acquisition of Forest Siding Supply. These acquisitions were not considered significant for purposes of the pro forma statements.

The unaudited pro forma consolidated financial data is for informational purposes only and is not necessarily indicative of either the financial position or the results of operations that would have been achieved had the acquisition of Shelter, refinancing, and offering for which we are giving pro forma effect actually occurred on the dates or for the periods described in the accompanying notes, nor is such unaudited pro forma consolidated financial data necessarily indicative of the results to be expected for the full year or any future period. A number of factors may affect our results. See “Risk factors” and “Forward-looking statements.”

The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that management believes are reasonable. In determining the appropriate interest rate for our variable rate credit facilities, we have applied the interest formula in our credit facilities to the interest indices in effect during the pro forma periods presented. The notes to the unaudited pro forma consolidated statements of operations and balance sheet provide a detailed discussion of how such adjustments were derived and are presented in the unaudited pro forma consolidated financial data. This unaudited pro forma consolidated financial data should be read in conjunction with “Prospectus summary—The offering,” “Selected consolidated financial data,” and “Management’s discussion and analysis of financial condition and results of operations” and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

Except for the elimination of certain management fees and CEO compensation, which are described in the notes below, and which were contractually terminated as a result of the acquisition of Shelter, the unaudited pro forma consolidated financial statements do not include potential cost savings from operating efficiencies or synergies that may result from the acquisition. The services performed for the management fees and CEO compensation will be performed by existing Beacon staff and are not incremental to their existing duties.

Unaudited pro forma consolidated balance sheet
as of September 24, 2005

				Pro forma			Pro forma
	Beacon Roofing	SDI Holdings, Inc	Adjustment	acquisition	Pro forma	Adjustment	offering	Pro forma
(dollars in thousands)	Supply, Inc	and Subsidiaries	reference	adjustments	acquisition	reference	adjustments	as adjusted
		(unaudited)			(unaudited)			(unaudited)
Assets
Current assets:
Cash	$—	$4,079		$—	$4,079		$—	$4,079
Accounts receivable, less allowance for doubtful accounts	123,345	53,268			176,613			176,613
Inventories	82,423	52,117			134,540			134,540
Prepaid expenses and other assets	20,106	9,644			29,750			29,750
Deferred income taxes	4,339	3,652	(1)	558	8,549			8,549
Total current assets	230,213	122,760		558	353,531			353,531
Property and equipment, net	31,767	11,114	(1)	3,694	46,575			46,575
Goodwill, net	108,553	37,619	(1)	35,505	181,677			181,677
Other assets	13,904	19,491	(1),(3)	8,063	41,458			41,458
Total assets	$384,437	$190,984		$47,820	$623,241		$—	$623,241
Liabilities and stockholders’ equity
Current liabilities:
Bank overdraft	$3,557	$8,935		$—	$12,492		$—	$12,492
Borrowings under revolving lines of credit	—	58,985	(2)	(58,985)	—			—
Accounts payable	70,158	45,310			115,468			115,468
Accrued expenses	29,146	8,492			37,638			37,638
Current portions of long-term debt and capital lease obligations	6,348	5,633	(2),(3)	12,359	24,340			24,340
Total current liabilities	109,209	127,355		(46,626)	189,938		—	189,938
Borrowings under revolving lines of credit	63,769		(3)	113,529	177,298	(5)	(53,935)	123,363
Senior notes payable, net of current portion	20,156	1,625	(2),(3)	34,387	56,168			56,168
Subordinated notes payable	—	13,960	(2)	(13,960)	—			—
Deferred income taxes	10,890	5,389	(1)	3,145	19,424			19,424
Long-term obligations under capital leases, net of current portions	1,668	34	(2)	(34)	1,668			1,668
Stockholders’ equity:
Common stock	269	400	(1)	(400)	269	(4)	20	289
Preferred stock	—	—			—			—
Additional paid-in capital	142,173	39,418	(1)	(39,418)	142,173	(4)	53,915	196,088
Warrants outstanding		2,148	(1)	(2,148)	—			—
Deferred compensation	—	—			—			—
Treasury stock	(515)	—			(515)			(515)
Retained earnings	32,050	476	(1)	(476)	32,050			32,050
Accumulated other comprehensive income	4,768	179	(1)	(179)	4,768			4,768
Total stockholders’ equity	178,745	42,621		(42,621)	178,745		53,935	232,680
Total liabilities and stockholders’ equity	$384,437	$190,984		$47,820	$623,241		$—	$623,241

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Unaudited pro forma
consolidated statement of operations
for the year ended September 24, 2005

	Beacon
	Roofing	SDI Holdings, Inc
	Supply, Inc	and Subsidiaries			Pro forma	Pro forma			Pro forma	Pro
(dollars in thousands, except	year ended	year ended	Adjustment		acquisition	acquisition	Adjustment		offering	forma
per share data)	September 24, 2005	September 30, 2005	reference		adjustments	combined	reference		adjustments	combined
		(unaudited)				(unaudited)				(unaudited)
Net sales	$850,928	$313,033			$—	$1,163,961			$—	$1,163,961
Cost of products sold	643,733	237,506			—	881,239			—	881,239
Gross profit	207,195	75,527			—	282,722			—	282,722
Operating expenses:
Selling, general and administrative expenses	145,786	68,518	(a),(b	)	6	214,310			—	214,310
Stock-based compensation	690	—			—	690			—	690
	146,476	68,518			6	215,000			—	215,000
Income from operations	60,719	7,009			(6)	67,722				67,722
Other expense:
Interest expense	4,885	5,521	(c	)	3,766	14,172	(e	)	(3,010)	11,162
Interest expense, related party	26	—				26				26
Loss on early retirement of debt	915	—				915				915
	5,826	5,521			3,766	15,113			(3,010)	12,103
Income (loss) before income taxes	54,893	1,488			(3,772)	52,609			3,010	55,619
Income taxes	21,976	562	(d	)	(1,476)	21,062	(d	)	1,205	22,267
Income (loss) from continuing operations	$32,917	$926			$(2,296)	$31,547			$1,805	$33,352
Net income (loss) per share:
Basic	$1.24					$1.19	(f	)		$1.17
Diluted	$1.20					$1.15	(f	)		$1.13
Weighted average shares used in computing net income (loss) per share:
Basic	26,477,955					26,477,955	(f	)	2,000,000	28,477,955
Diluted	27,412,629					27,412,629	(f	)	2,000,000	29,412,629

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements

Notes to unaudited pro forma
consolidated financial data
(dollars in thousands, except per share data)

1.   Basis of presentation

The unaudited pro forma consolidated balance sheet at September 24, 2005 presents our consolidated financial position assuming the consummation of the acquisition of Shelter, the refinancing of our credit facilities and this offering of common stock and the repayment of certain of our existing debt with proceeds from this offering. Our unaudited pro forma consolidated statements of operations for the year ended September 24, 2005 present our consolidated results of operations assuming that the acquisition of Shelter, refinancing and the offerings had been completed on September 26, 2004. In our opinion, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the acquisition of Shelter, refinancing of our credit facilities and this offering on our historical financial information. The pro forma adjustments set forth in the unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations are described more fully in Note 3, “Pro forma adjustments” below.

This unaudited pro forma consolidated financial data should be read in conjunction with “Management’s discussion and analysis of financial condition and results of operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus. Our unaudited pro forma consolidated financial data has been presented for informational purposes only and does not necessarily reflect our results of operations or financial position that would have existed had we operated with the acquisition of Shelter, refinancing and the offering for the periods presented and should not be relied upon as being indicative of our future results after the acquisition, refinancing and the offering.

2.   Purchase price allocation

The following represents the preliminary allocation of the purchase price paid for Shelter based upon the estimated fair values of the acquired assets and assumed liabilities of Shelter as of September 30, 2005. Actual fair values will be determined as more detailed analysis is completed and additional information on the fair values of Shelter’s assets and liabilities becomes available.

The unaudited pro forma consolidated financial statements reflect a total initial purchase price of $165,833 (the “Initial Purchase Price”), consisting of the following: (i) the payment of the initial cash consideration of $152,500, (ii) a reduction of $4,856 for the cash overdraft at September 30, 2005, (iii) the payment of $17,165 for the estimated working capital adjustment based on the September 30, 2005 balance sheet, and (iv) estimated transaction costs of $1,024. On the closing date of October 14, 2005, the estimated purchase price increased to $170.3 million due to estimated working capital adjustments. Under the purchase method of accounting, the Initial Purchase Price is allocated to Shelter’s net tangible assets based upon their estimated fair value as of the date of the acquisition. The Initial Purchase Price does not include any contingent earn-out amounts, which could increase the purchase price by up to $10,000 if Shelter reaches certain financial performance goals for the twelve months ended December 31, 2005. The preliminary purchase price allocation as of September 30, 2005 is as follows:

Tangible assets:
Accounts receivable	$53,268
Inventory	52,117
Prepaid and other current assets	9,644
Deferred taxes	4,210
Property and equipment	14,808
Total tangible assets	134,047
Intangible assets:
Customer relationships	25,035
Non-compete	819
Goodwill	73,124
Total intangible assets	98,978
Liabilities assumed:
Cash overdraft	$(4,856)
Accounts payable	(45,310)
Accrued expenses	(8,492)
Deferred taxes	(8,534)
Total liabilities assumed	(67,192)
Net assets acquired	$165,833

The allocation of the purchase price is based upon a preliminary evaluation of assets acquired and liabilities assumed of Shelter based upon its September 30, 2005 balance sheet. Changes in these assets and liabilities from that date to the closing date will affect both the purchase price and its allocation. The valuation of the property and equipment and intangible assets was based in part on assistance from independent valuation firms.

We have preliminarily allocated approximately $25,035 of the purchase price to a “Customer relationships” intangible asset, which will be amortized on an accelerated basis over an estimated useful life of twelve years, and approximately $819 of the purchase price to a “Non-compete” intangible asset, which will be amortized over an estimated useful life of 27 months. The fair values of these intangible assets were determined using the “income” valuation approach.

A preliminary estimate of $73,124 has also been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the tangible and intangible assets acquired. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but will be tested for impairment at least annually. The purchase price allocation presented above is preliminary and final allocation of the purchase price will be based upon the actual fair values of the net tangible and intangible assets acquired, as well as liabilities assumed as of the date of the acquisition. Any change in the fair value of the net assets of Shelter will change the amount of the purchase price allocable to goodwill. The final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

There were no historical transactions between us and Shelter.

3.   Pro forma adjustments

The unaudited pro forma consolidated balance sheet and the statements of operations give effect to the following pro forma adjustments:

Balance sheet

1.               To reflect the acquisition of the outstanding common stock of Shelter for the Initial Purchase Price of $165,833, allocated as indicated in Note 2, “Purchase price allocation.”

2.               To eliminate assets, liabilities and debt not assumed in the acquisition of Shelter.

3.               To recognize the refinancing of our credit facilities as described in “Management’s discussion and analysis of financial condition and results of operations—Indebtedness,” and related fees of $1,700.

4.               To recognize the receipt of the net proceeds of $53,935 from the offering, representing gross proceeds of $57,000, less $2,565 for the underwriting discounts and $500 for transactions costs, assuming an offering price of $28.50 per share.

5.               To recognize the repayment of our borrowings under revolving lines of credit from the estimated net proceeds of the offering.

Statements of operations

a.               To recognize the adjustment of depreciation and amortization from the purchase price allocation adjustment of assets in the amount of $1,405 for the year ended September 24, 2005.

b.              To recognize the elimination of $799 of management fees paid to the former majority stockholder of Shelter, principally for treasury and financial management services which will be performed by existing Beacon personnel at no incremental cost to Beacon. Also, to recognize the elimination of $600 in salary, benefits and expenses paid to Shelter’s former CEO, who resigned at the closing. These functions will be performed by our CEO with no incremental cost to Beacon. Both of these eliminated contractual arrangements were terminated as a direct result of the acquisition.

c.               To recognize the elimination of Shelter’s interest expense of $5,521, due to the retirement of all of Shelter’s existing debt at the closing. Also, to adjust interest due to the increase in borrowings required to fund the acquisition of Shelter as follows:

Facility	Additional borrowings	Interest rate	Interest expense
Senior note payable-Term A	$10,693	4.84%	$518
Senior note payable-Term B	43,313	5.84%	2,529
Revolving line of credit	111,828	5.58%	6,240
	$165,834		$9,287

We have applied the interest formulas in our new credit facilities to the interest indices in effect at the acquisition date of October 14, 2005. Interest expense would change by $207 for the year ended September 24, 2005 for every 1/8% change in interest rates.

d.              To recognize the adjustment of our tax provision, using our 2005 effective rate of approximately 40%.

e.               To recognize the reduction of interest expense as a result of the repayment of $53,935 of borrowings under our lines of credit from the estimated net proceeds of this offering at a 5.58% interest rate.

f.                 The calculation of pro forma basic earnings per share is based on the proposed sale of shares of common stock in the offering. Pro forma diluted earnings per share is calculated using the weighted average number of common shares assumed outstanding plus the effect of outstanding options using the treasury stock method, which has been adjusted for the 2,000,000 shares proposed to be issued in the offering.